Exhibit 32.1

Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350

(Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the annual report on Form 10-K of PGT, Inc. (the “registrant”) for the annual period ended January 1, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “report”), Rodney Hershberger and Jeffery T. Jackson, as President and Chief Executive Officer and Executive Vice President and Chief Financial Officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1)	The report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated: March 21, 2011

/s/ RODNEY HERSHBERGER
Rodney Hershberger
President and Chief Executive Officer

/s/ JEFFERY T. JACKSON
Jeffery T. Jackson
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Form 10-K and shall not be considered filed as part of the Form 10-K.